                                 Exhibit 11.0
                             Roslyn Bancorp, Inc.
                Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)


                                                                            Three Months                   Three Months
                                                                               Ended                          Ended
                                                                              March 31,                      March 31,
                                                                                1999                           1998
                                                                             -----------                    -----------

Net (loss) income                                                            $   (58,682)                   $    23,059
                                                                             -----------                    -----------

Weighted average common shares outstanding                                    71,824,745                     73,612,156
                                                                             -----------                    -----------

Basic loss/earnings per common share                                         $     (0.82)                   $      0.31
                                                                             ===========                    ===========

Weighted average common shares outstanding                                    71,824,745                     73,612,156

Potential common stock due to dilutive effect of stock options                        (1)                      1,864,051
                                                                             -----------                    -----------

Total shares for diluted earnings per share                                   71,824,745                     75,476,207
                                                                             -----------                    -----------

Diluted loss/earnings per common share                                       $     (0.82)                   $      0.31
                                                                             ===========                    ===========

(1) Effect would be anti-dilutive.